Exhibit 10.58

EIGHTH AMENDMENT TO THE
ADVANCE AUTO PARTS, INC.
DEFERRED STOCK UNIT PLAN FOR NON-EMPLOYEE DIRECTORS AND SELECTED EXECUTIVES

WHEREAS, Advance Auto Parts, Inc., a Delaware Corporation (“Advance Auto Parts”), maintains the Advance Auto Parts, Inc. Deferred Stock Unit Plan for Non-Employee Directors and Selected Executives (the “Plan”) for the benefit of eligible Team Members and non-employee Directors. The Plan was last amended and restated effective as of January 1, 2008; and
WHEREAS, pursuant to Section 9.1 of the Plan, the Compensation Committee of the Board of Directors of Advance Auto Parts may amend the Plan at any time; and
WHEREAS, it is the desire of the Company to amend the Plan to eliminate the Plan’s evergreen deferral election feature.
NOW, THEREFORE, in consideration of the foregoing, effective for Plan Years beginning on or after January 1, 2018, evergreen deferral elections will not be recognized under the Plan and, in connection therewith, Section 3.10 of the Plan is amended to read as prescribed below.
Section 3.10    Default Rules. If an Eligible Individual has timely made an effective, affirmative Deferral Election for a Plan Year, but the Deferral Election Agreement did not specify a form of distribution, or did not specify a Deferral Period, then the default rules prescribed below will apply.
(a)If the Deferral Election Agreement did not specify a form of payment, then the default form of payment pertaining to the Deferral Election is a lump sum.

(b)If the Deferral Election Agreement did not specify a Deferral Period, then the Deferral Period pertaining to the Deferral Election will be the expiration of two full calendar years following the Plan Year to which the deferred compensation pertains. For example, the default Deferral Period pertaining to Year 1 compensation is the period ending on December 31 of Year 3.

(c)Notwithstanding the foregoing, as generally prescribed in Section 3.5, a Participant’s Retirement is the designated payment event with respect to each of the Participant’s Deferral Accounts. Accordingly, if such Retirement occurs prior to the occurrence of the deemed Specified Time Deferral Election for any Deferral Account, then the Retirement will supplant the deemed Specified Time Deferral Election with respect to that Deferral Account.

Signature Page Follows

Pursuant to the authority granted by the Compensation Committee of the Board of Directors of Advance Auto Parts, Inc., the undersigned hereby executes on behalf of the Compensation Committee this Eighth Amendment to the Advance Auto Parts, Inc. Deferred Stock Unit Plan.

COMPENSATION COMMITTEE OF
THE BOARD OF DIRECTORS OF
ADVANCE AUTO PARTS, INC.

By:

Tammy M. Finley
Executive Vice President, Human Resources and
General Counsel
Advance Auto Parts, Inc.

Dated:	, 2017